Exhibit 3.3
FORBRIGHT, INC.
AMENDED AND RESTATED BYLAWS
ARTICLE I
STOCKHOLDERS
1.1    Annual Meeting. The annual meeting of the stockholders of Forbright, Inc. (f/k/a Congressional Bancshares, Inc.) (the “Corporation”) shall be held on a day duly designated by the Board of Directors of the Corporation (the “Board of Directors” or “Board”), for the purpose of electing Directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may properly come before the meeting.
1.2    Special Meeting. Special meetings of the stockholders (i) may be called at any time for any purpose or purposes by the Chairman of the Board, the President/Chief Executive Officer, or by a majority of the members of the Board of Directors, and (ii) shall be called forthwith by the Chairman of the Board, the President/Chief Executive Officer, the Secretary or any Director of the Corporation upon the request in writing of the holders of at least fifty percent (50%) of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such cost, the Secretary shall give the required notice. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.
1.3    Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States, either within or without the State of Delaware, or may instead be held by means of remote communication, as may be designated by the Board of Directors in the notice of the meeting.
1.4    Notice of Meetings. Not less than 10 nor more than 90 days before the date of a stockholders’ meeting, the Secretary shall give each stockholder entitled to vote at or to receive notice of each stockholders’ meeting, including all holders of Voting Common Stock and/or Non-Voting Common Stock (each as defined in the Certificate of Incorporation of the Corporation (the “Charter”), notice stating the date, hour and place of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.
1.5    Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Charter, or by these Bylaws. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented, shall constitute a quorum to take action with respect to that vote on that matter. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 1.6 hereof by a majority vote of the stockholders entitled to vote thereat that are present or represented, without any notice other than by announcement at the meeting.
The stockholders who are entitled to vote and are present at any duly organized meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of voting stock of the Corporation required for action upon the other matter or matters.
1.6    Adjournment. Any meeting of the stockholders of the Corporation may be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than 120 days after the original record date without further notice of the adjourned meeting date.
1.7    Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or, in his absence or inability to act, by the President/Chief Executive Officer of the Corporation or if none of said persons is present or able to act, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.
1.8    Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be taken at the meeting, including such regulation of the manner of voting and the conduct of discussion as he determines to be appropriate.
1.9    Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (a) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1.4 hereof, (b) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman or Vice Chairman of the Board or the President/Chief Executive Officer), or (c) be properly brought before the meeting by a stockholder entitled to vote at a meeting of stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (i.e., the business must be related to a proper subject matter for stockholder action), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not later than 90 days nor earlier than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that if less than 100 days’ prior public disclosure of the date of the meeting is made by the Corporation or with respect to the Corporation’s first annual meeting, any such notice by a stockholder must be so received not later than the 10th day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation. Public disclosure by the Corporation of a meeting date or other matter contemplated by this Section 1.9 shall be deemed to have been made if communicated by notice to stockholders pursuant to Section 1.4 hereof, or by any filing with the Securities and Exchange Commission, or by any general mailing to stockholders of record, or by public announcement or by other means reasonably calculated to constitute public disclosure.
A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (iv) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (v) any material interest of the stockholder in such business.
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.9; provided, however, that nothing in this Section 1.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

The presiding officer at the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
1.10    Advance Notice of Nominees for Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders; provided that, notwithstanding anything to the contrary contained herein, designations in accordance with Section 3.2 of the Corporation’s Stockholders’ Agreement dated April 13, 2021, (as may be amended or supplemented from time to time, the “Stockholders’ Agreement”) shall be deemed to be in full compliance with this Section 1.10. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.10. Such nominations, other than those made by or under the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) with respect to an election to be held at an annual meeting, not later than 90 days nor earlier than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that if less than 100 days’ prior public disclosure (as “public disclosure” is contemplated by Section 1.9 hereof) of the date of the meeting is made by the Corporation or with respect to the Corporation’s first annual meeting, any such notice by a stockholder must be so received not later than the 10th day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the 10th day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation.
Such stockholder’s notice shall set forth: (v) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice, (i) the name, age, business address and residence address of the person (and as the address appears on the Corporation’s books, if different), (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person on the date of such stockholder notice, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended, or any successor rule thereto (to the extent such rules are applicable to the Corporation); (w) as to any person known by the stockholder giving the notice to be supporting any such nominee, (i) the name and address, as they appear on the Corporation’s books, of such persons and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such persons; (x) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (y) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (z) the consent of each nominee to serve as a director of the Corporation if so elected.
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.
The presiding officer at the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
1.11    Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one vote for each share of Voting Common Stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, except as otherwise provided by law, by the Charter or by these Bylaws.
Each stockholder entitled to vote at any meeting of stockholders of the Corporation may authorize another person or persons to act for him as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Delaware law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Delaware law, the placing of a stockholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise.
All matters presented to a vote of the stockholders of the Corporation shall be decided by the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote, except with respect to the election of directors, which shall be decided by a plurality of the votes cast and except as otherwise provided by the Charter or applicable law. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Charter or these Bylaws.
1.12    Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders of the Corporation. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than 90 days prior to the date of the notice or the date of the meeting (except as permitted by Section 1.6 hereof), nor fewer than 10 days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting.
1.13    Inspectors. The Board of Directors may, in advance of any meeting of stockholders of the Corporation, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the Board of Directors or the chairman, as the case may be, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.
1.14    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the holders of any class or series of stock of the Corporation at a meeting, including, without limitation, the election of directors, may be taken without a meeting and prior notice, by signed written consent, delivered to the Corporation, of the holders of such class or series of stock of the Corporation having such minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.
1.15    Telephone Conference. The stockholders of the Corporation may participate in any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE II
BOARD OF DIRECTORS
2.1    General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation’s Charter, or by these Bylaws. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.
2.2    Majority Approval. Unless delegated to a committee of the Board by a majority vote of the entire Board of Directors, the following actions shall be brought before the Board of Directors and shall require the affirmative approval of at least a majority of the entire Board of Directors:
(a)    completing the liquidation, dissolution or winding-up of the business and affairs of the Corporation, effecting any recapitalization, reorganization, merger, consolidation, change of control, sale of all or any substantial portion of the assets or consummating any equity offering;
(b)    entering into any agreement with respect to a material acquisition by the Corporation or any of its subsidiaries;
(c)     (i) increasing the authorized number of directors constituting the board of directors of Forbright Bank or appointing members of the board of directors of Forbright Bank (other than any such appointments in compliance with Section 3.9 of the Stockholders’ Agreement), (ii) prior to April 13, 2025, replacing up to three directors on the board of directors of Forbright Bank (provided, that, if the Board of Directors determines to replace directors on the board of directors of Forbright Bank pursuant to this Section 2.2(c)(ii), the directors to be replaced shall be identified by John Delaney), or (iii) following April 13, 2025, decreasing the authorized number of directors constituting the board of directors of Forbright Bank, or removing or replacing any such directors (other than any such appointments in compliance with Section 3.9 of the Stockholders’ Agreement); provided, however, that any modifications to the board of directors of Forbright Bank in accordance with this Section 2.2(c) shall comply with applicable law and regulation;
(d)    following April 13, 2025, appointing members of the board of managers or directors (or similar governing body) of any subsidiary of the Corporation other than Forbright Bank, or amending, altering or repealing any provision related to the governance structure of any such subsidiary; provided, however, that any modifications to the board of directors of any subsidiary of the Corporation other than Forbright Bank, or any amendment, altering, or repealing of any provision related to the governance structure of any such subsidiary in accordance with this Section 2.2(d) shall comply with applicable law and regulation;
(e)    establishing the consolidated annual budget for the Corporation and its subsidiaries, which budget shall include an operating plan and a capital expenditure budget;
(f)    entering into, or effecting a material change in, any compensatory agreements or arrangements with the Corporation’s President/Chief Executive Officer;
(g)    adopting, or effecting a material change in, any benefits or compensation plans and arrangements which are generally applicable to the employees of the Corporation and its subsidiaries;
(h)    approving any grant of Corporation capital stock, or securities convertible into Corporation capital stock, to the officers named in the Corporation’s 2014 Stock Incentive Plan, as amended;
(i)    adopting, or effecting any material change in, the credit and risk management policies and plans of the Corporation and its subsidiaries; and
(j)    appointing or removing the Chairman of the Board or any Vice-Chairman of the Board, or elect a chairman other than the Chairman of the Board to preside at any meeting of the Board.
2.3    Special Approval. The Corporation shall not, either directly or indirectly, do any of the following without (in addition to any other vote required by law, the Certificate of Incorporation or these Bylaws) the affirmative vote of directors constituting at least two-thirds (2/3rds) of the entire Board of Directors:
(a)    prior to April 13, 2025, complete the liquidation, dissolution or winding-up of the business and affairs of the Corporation, effect any recapitalization, reorganization, merger, consolidation, change of control, sale of all or any substantial portion of the assets or consummate the Corporation’s first underwritten public offering of its capital stock under the Securities Act of 1933 and any equity offering with proceeds greater than $100,000,000;
(b)    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;
(c)    create, or authorize the creation of, any class or series of capital stock, including, without limitation, the designation of rights and privileges of any class or series preferred stock of the Corporation;
(d)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;
(e)    change the principal business of the Corporation or any of its subsidiaries;
(f)    enter into or be a party to any transaction with any director, officer, affiliate or Major Investor (as defined in the Stockholders’ Agreement) or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person;
(g)    increase or decrease the authorized number of directors constituting the Board of Directors, which is hereby authorized to consist of 11 directors;
(h)    prior to April 13, 2025, decrease the authorized number of directors constituting the board of directors of Forbright Bank, which is hereby authorized to consist of 11 directors, or remove or replace more than three of such directors (other than any such appointments in compliance with Section 3.9 of the Stockholders’ Agreement); provided, however, that any modifications to the board of directors of Forbright Bank in accordance with this Section 2.3(h) shall comply with applicable law and regulation;
(i)    hire or terminate the Corporation’s President/Chief Executive Officer prior to April 13, 2025;
(j)    prior to April 13, 2025, appoint or remove members of the board of managers or directors (or similar governing body) of any subsidiary of the Corporation other than Forbright Bank, or amend, alter or repeal any provision related to the governance structure of any such subsidiary; provided, however, that any modifications to the board of directors of any subsidiary of the Corporation other than Forbright Bank, or any amendment, altering, or repealing of any provision related to the governance structure of any such subsidiary in accordance with this Section 2.3(j) shall comply with applicable law and regulation;
(k)    amend, alter or repeal any written policies of the Corporation related to serving as a director, or other criteria or qualifications established by the Nominating, Compensation and Governance Committee (the “NCG Committee”), applicable to all members of the Board of Directors, or its equivalent, or any ethics and compliance program of the Company applicable to all members of the Board of Directors;
(l)    amend, alter or repeal any provision of the Corporation’s 2014 Stock Incentive Plan; or
(m)    revoking the resolutions of the Company’s Board of Directors dated February 11, 2021, authorizing the Company to pursue a limited repurchase of up to $50,000,000 worth of the Company’s outstanding Common Stock, as more particularly described in the Unanimous Written Consent Without A Meeting of the Board of Directors of Congressional Bancshares, Inc. dated February 11, 2021.

2.4    Number and Term of Office. Subject to Section 2.3(g), the number of the members of the Board of Directors (the “Directors”) shall be fixed from time to time by resolution of the Board of Directors. No reduction in the number of Directors by resolution of the Board shall have the effect of removing any Director from office prior to the expiration of his term. For the avoidance of doubt, the stockholders shall not be entitled to fix the number of members of the Board of Directors.
The Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board, with the initial term of office of the first class of such Directors to expire at the 2022 annual meeting of stockholders of the Corporation, the initial term of office of the second class of such Directors to expire at the 2023 annual meeting of stockholders of the Corporation and the initial term of office of the third class of such Directors to expire at the 2024 annual meeting of stockholders of the Corporation, with each class of Directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term of three years following their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director.
2.5    Vacancies. Subject to Article III of the Stockholders Agreement, (a) newly created directorships resulting from any increase in the number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of all of the votes of stockholders entitled to be cast on the matter, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which successors shall be elected and shall qualify; (b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Charter, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected; and (c) any Director appointed to fill a vacancy shall hold office until and his or her successor is elected and qualified, unless such Director resigns or is removed prior to such time.
2.6    Removal of Directors. A Director may be removed from office only (a) pursuant to Section 3.4 of Stockholders’ Agreement or (b) for Cause (as defined in the Stockholders’ Agreement).
2.7    Resignation. A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President/Chief Executive Officer or the Secretary of the Corporation. A resignation shall take effect on the date specified in the notice of resignation or, should an effective date not be specified, immediately upon receipt of the notice of resignation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

2.8    Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Delaware, at such place or places as they may from time to time determine. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Delaware General Corporation Law.
2.9    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as shall from time to time be determined by resolution of the Board; provided that (a) such meetings shall occur no less frequently than quarterly and (b) notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such change was made. Such notice shall be in the manner provided for notice of special meetings of the Board. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting. Any business may be transacted at any regular meeting of the Board.
2.10    Special Meetings. Special meetings of the Board of Directors shall be held at any time or place within or without the State of Delaware whenever called by direction of the Chairman of the Board or the President/Chief Executive Officer; provided that a special meeting must be called by the Chairman of the Board, the President/Chief Executive Officer or the Secretary upon written request of three members of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the date, time, place and purpose(s) of the meeting and shall be delivered or transmitted to each Director, either personally or by telephone or other standard form of telecommunication or by electronic mail to any electronic mail address of the Director, at least 48 hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his residence or usual place of business, and mailed at least three days before the day on which the meeting is to be held, or transmitted by telegraph, cable or other communication leaving a visual record at least two days before the meeting.
Notice, when required, of any meeting of the Board of Directors or a committee of the Board need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.
2.11    Quorum. Two-thirds of the entire number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors; provided, however, if for two consecutive properly noticed meetings, a quorum is not present, the quorum for the next meeting of the Board of Directors shall be a majority of the entire number of Directors, so long as the only matters to be considered at such meeting are the same matters proposed to be addressed at the two prior called and properly noticed meetings. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Charter or by these Bylaws.

In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting to another date, time and place until a quorum shall be present. Notice of the date, time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the date, time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
2.12    Conduct of Meetings. Meetings of Directors shall be presided over by the Chairman of the Board, or, in his absence or inability to act, the President/Chief Executive Officer, if also a Director, or, in the absence or inability of the President/Chief Executive Officer to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.
2.13    Action by Written Consent. Unless otherwise restricted by the Charter, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.
2.14    Compensation of Directors. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the affirmative vote of Directors constituting at least two-thirds (2/3rds) of the entire Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.
2.15    Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive and one or more other committees. Each committee shall consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution and as permitted by law, shall have and may exercise the powers of the Board of Directors. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.
The Board of Directors shall appoint an NCG Committee, which shall be composed of at least three directors. The Board shall appoint to the committee (a) one of the Delaney Designees (as defined in the Stockholders’ Agreement), which such Delaney Designee shall be selected by John Delaney, (b) the most recently elected director designated pursuant to Section 3.2(e) of the Stockholders’ Agreement (who at the time of adoption of these Bylaws shall be deemed to be Christopher Jones) and (c) one Investor Designee (as defined in the Stockholders’ Agreement), rotating each year between first, a BVA Designee, second, a CBE and third a GPC Designee (in each case as defined in the Stockholders’ Agreement) (who at the time of adoption of these Bylaws shall be deemed to be Cliff Brokaw). The NCG Committee shall nominate for election or appointment as directors those individuals designated as director nominees pursuant to Section 3.2 of the Stockholders’ Agreement (other than the Independent Director (as defined in the Stockholders’ Agreement)).
At least thirty days prior to the expiration of each term of the Independent Director, the Board of Directors shall appoint a Special Nominating and Governance Committee, which shall be composed of four directors as follows: (a) one Delaney Designee, (b) one BVA Designee, (c) one CBE Designee and (d) one GPC Designee (in each case as defined in the Stockholders’ Agreement). Upon the expiration of the term of the Independent Director, the Special Nominating and Governance Committee shall either (x) nominate for re-election, or re-appointment, the Independent Director, or (y) nominate a director selected in accordance with Section 3.2(c) of the Stockholders’ Agreement, and after such nomination the Special Nominating and Governance Committee shall be dissolved.
The Board of Directors shall appoint an Audit Committee, which shall be composed of at least three directors, including (i) at least one Delaney Designee; provided that if no Delaney Designee is eligible to serve on the Audit Committee, the director who shall serve in place of one Delaney Designee shall be selected by John Delaney so long as that individual is eligible to serve on the Audit Committee, and (ii) at least one Investor Designee, rotating annually between first, a CBE Designee, second, a GPC Designee and third, a BVA Designee. Any Investor (as defined in the Stockholders’ Agreement) who did not designate the Investor Designee appointed to the Audit Committee, shall have the right, but not the obligation, to designate one of its respective Investor Designees as a non-voting observer to such committee.
In the event that the Board of Directors appoints any additional committees of the Board (including an executive committee), to the extent permitted by applicable regulatory requirements, at least one Investor Designee shall serve on such committee, rotating annually between a GPC Designee, a BVA Designee and a CBE Designee.
Notice of committee meetings shall be given in the same manner as notice for special meetings of directors. A majority of the members of a committee, if there are three or more members of the committee, or all of the members of the committee, if there are less than three members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three or more committee members present, or all of the committee members, if there are less than three committee members present, shall be the act of the committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of the committee, if the committee has at least two members, or the sole member of the committee, if the committee has one member, may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.
2.16    Honorary Directors; Directors Emeritus. The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of “Honorary Director” or “Director Emeritus.” Each Honorary Director or Director Emeritus shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or until his earlier death, resignation or removal. An Honorary Director or Director Emeritus may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. An Honorary Director or Director Emeritus may be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the Honorary Director or Director Emeritus shall have been excluded by vote of the Directors. An Honorary Director or Director Emeritus shall not be a “Director” or “Officer” within the meaning of the Corporation’s Charter, or of these Bylaws; shall not be deemed to be a member of the Board of Directors for purposes of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; shall not hold himself out as any of the foregoing; and shall not be liable to any person for any act of the Corporation. Notice of regular or special meetings may be given to an Honorary Director or Director Emeritus but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An Honorary Director or Director Emeritus shall not have the powers of a Director, may not vote at meetings of the Board of Directors, and shall not take part in the operation or governance of the Corporation. An Honorary Director or Director Emeritus shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, and may also be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.
ARTICLE III
OFFICERS
3.1    Election, Tenure, and Compensation. The officers of the Corporation shall be a President/Chief Executive Officer, a Secretary and a Treasurer, and also such other officers including a Chairman of the Board, a Vice Chairman of the Board and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The Chairman of the Board and Vice Chairman of the Board shall be Directors and the other officers may, but need not be, Directors.
Any two or more of the above offices, except those of President/Chief Executive Officer , may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors or a committee thereof, but this power may be delegated to any officer with respect to other officers under his control.
In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws. A vacancy in any office whether arising from death, resignation, removal or any other cause may be filled in the manner prescribed in these Bylaws for the regular election or appointment to the office.
Any officer, agent or employee of the Corporation may be removed by the Board of Directors whenever in the Board’s judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President/Chief Executive Officer or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
3.2    Powers and Duties of the Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders unless the Board of Directors shall by a sixty-six and two-thirds percent (66 2/3%) vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at such meetings. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.
3.3    Powers and Duties of the Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall act in the place of the Chairman of the Board and shall assume his duties and shall be vested with all of his powers and authorities. The Vice Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.
3.4    Powers and Duties of the President/Chief Executive Officer. The President/Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have the general direction over the business, affairs and property of the Corporation and of its officers, employees and agents. In the absence of the Chairman of the Board and Vice Chairman of the Board, or if no Chairman of the Board or Vice Chairman of the Board has been chosen, the President/Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and exercise the powers and perform the duties of the Chairman of the Board. The President/Chief Executive Officer also shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.
3.5    Powers and Duties of the Vice Presidents. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors or the President. In case of the absence or inability to act of the President, the duties of that office shall be performed by the most senior of the Vice Presidents.

3.6    Secretary; Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President/Chief Executive Officer, or by the Board of Directors or stockholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the Board of Directors or the President/Chief Executive Officer. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President/Chief Executive Officer, and attest to the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President/Chief Executive Officer.
The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or inability to act of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the President/Chief Executive Officer or the Secretary.
3.7    Treasurer; Assistant Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President/Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the President/Chief Executive Officer and the Board of Directors, whenever either of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President/Chief Executive Officer.
The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or inability to act of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the President/Chief Executive Officer or the Treasurer.
3.8    Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine.

ARTICLE IV
CAPITAL STOCK
4.1    Stock Certificates; Uncertificated Shares. The shares the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. No certificate shall be issued for any share of stock of any class until such share is fully paid in accordance with the Delaware General Corporation Law.
Stock certificates of each class shall be in such form as shall be prepared or approved by the Board of Directors. Each certificate shall be signed by the President/Chief Executive Officer or the Chairman of the Board, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. Such a certificate shall be valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The name of the Corporation and of the person owning the shares represented thereby, with the number and class of such shares and the date of issue, shall be on the face of the certificate and entered on the Corporation’s books at the time of issuance.
4.2    Regulations. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares or uncertificated shares of stock of any class of the Corporation.
4.3    Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution with respect to, or the allotment of other rights, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment shall not be made more than 60 days after the date on which the resolution is adopted.
4.4    Transfer of Shares.
(a)    Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors.

(b)    The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.
(c)    Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
4.5    Transfer Agent And Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers and may require that all stock certificates representing shares of any class to bear the signatures of such transfer agent or registrar of transfers, or the signatures of both.
4.6    Lost, Stolen or Destroyed Certificates. The Board of Directors or any officer authorized by the Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. Before issuing a new certificate or uncertificated shares for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
4.7    Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock, of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Delaware, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Delaware.
ARTICLE V
SEAL
In the event that the President/Chief Executive Officer shall direct the Secretary to obtain a corporate seal, the corporate seal shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.
ARTICLE VI
FINANCE
6.1    Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from, time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There may from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section 6.1, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President/Chief Executive Officer and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.
6.2    Annual Statement of Affairs. There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President/Chief Executive Officer to prepare or cause to be prepared such statement.
ARTICLE VII
INDEMNIFICATION
The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with Section 8-145 of the Delaware General Corporation Law, as amended from time to time, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and by any applicable federal or state bank holding company or bank regulatory laws or regulations (the “Indemnification Section”).
With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.
The indemnification and advancement of expenses provided by this Article VII or provided in the Corporation’s Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise,
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person under Delaware law.
The Corporation acknowledges that the Investor Designees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investors and/or certain of their respective affiliates (collectively, the “Investor Indemnitors”). The Corporation hereby agrees that it (i) that it is the indemnitor of first resort (i.e., its obligations to the Investor Designees are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Designees are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by the Investor Designee, as applicable, and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms hereof and the Charter and Stockholders’ Agreement (and any other agreement regarding indemnification between the Corporation and the Investor Designee, as the case may be), without regard to any rights an

Investor Designee may have against the Investor Indemnitor. The Corporation further agrees that no advancement or payment by the Investor Indemnitor on behalf of an Investor Designee with respect to any claim for which the Investor Designee has sought indemnification from the Corporation shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Investor Designee against the Corporation. The Corporation and each Investor Designees agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Article VII.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
8.1    Fiscal Year. The fiscal year of the Corporation shall end on the date determined by the Board of Directors. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.
8.2    Waiver of Notice. Whenever any notice of the date, hour, place and/or purpose of any meeting of stockholders, Directors or a committee is required to be given under the provisions of the Delaware General Corporation Law or under the provisions of the Corporation’s Charter or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of a meeting of stockholders, by proxy, shall be deemed equivalent to the giving of such notice to such person.
8.3    Offices. The principal office of the Corporation shall be located in the State of Maryland. The address of the principal office may be changed from time to time pursuant to the Delaware General Corporation Law. The Corporation may have such other offices and places of business at such places within or without the State of Delaware as the Board of Directors may determine from time to time.
8.4    Voting Stock in Other Corporations. The President/Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise (in person or by proxy), any and all rights, powers and privileges incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present. The President/Chief Executive Officer may grant proxies on behalf of the Corporation to any person or persons to act in his stead at such meetings. Notwithstanding the foregoing, the Board of Directors by resolution may appoint some other person to vote such shares, in which case such person and not the President/Chief Executive Officer or his proxy shall be entitled to vote such shares upon production of a certified copy of such resolution.
8.5    Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee thereof.

ARTICLE IX
AMENDMENTS
The Board of Directors shall have the power and authority to amend, alter, change or repeal these Bylaws or any provision thereof, and to make from time to time any additional Bylaws, by resolution adopted by two-thirds of all of the Directors, at any regular or special meeting of the Board; provided that the affirmative vote of holders of not less than eighty percent (80%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, shall be required for the stockholders to adopt new bylaws or to alter, amend, or repeal bylaws.
Originally Adopted: April 12, 2021
Amendment No. 1: October 5, 2021
Amended and Restated: May 15, 2023
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